                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549





                                 FORM 8-K
                              CURRENT REPORT

  Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

   Date of Report (Date of earliest event) March 9, 1999





                  ASSOCIATES FIRST CAPITAL CORPORATION
          (Exact name of registrant as specified in its charter)




            DELAWARE                              06-0876639
   (State or other jurisdiction                (I.R.S. Employer
     of incorporation)                       Identification Number)

                                  2-44197
                           (Commission File Number)


250 E. Carpenter Freeway, Irving, Texas                      75062-2729
(Address of principal executive offices)                     (Zip Code)



Registrant's telephone number, including area code (972) 652-4000
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Item 5.  Other Events.

      Associates First Capital Corporation (the "Registrant") has decided to explore the sale of certain businesses acquired from Avco Financial Services, Inc. The Registrant has retained the firm of Goldman, Sachs & Co. to represent it in investigating the potential sale of the non-affiliate business of Balboa Insurance Company and Balboa Life Insurance Company (the "Balboa Operations")and the Registrant's Australian and New Zealand finance and insurance operations. The Registrant's Australian and New Zealand operations had approximately $1.3 billion (U.S. Dollars)in net receivables at December 31, 1998 and the non-affiliate business of the Balboa Operations had approximately $230 million net premiums written during the fiscal year ended December 31, 1998.

     In addition, on March 4, 1999, the Registrant completed the sale of its recreational vehicle finance unit, Fleetwood Credit Corp. ("FCC") to Nationsbank, N.A., a subsidiary of BankAmerica Corporation. FCC had approximately $2.0 billion in managed net receivables at December 31, 1998.





                                 SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             ASSOCIATES FIRST CAPITAL CORPORATION




                             By: /s/ John F. Stillo
                                  -------------------
                                  John F. Stillo
                                  Senior Vice President and Comptroller

Date: March 9, 1999